SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HUDSON GENERAL

GABELLI FUNDS, INC.

          GABELLI CAPITAL ASSET FUND

                    2/15/96            4,000            39.5344
                    2/05/96            1,000            40.8500
                    1/31/96            3,000            39.5000


GAMCO INVESTORS, INC.

                    2/15/96            4,000            39.5875
                    2/14/96            4,000            39.0313
                    2/14/96            2,000            39.0938
                    2/09/96            2,000            39.4688
                    2/07/96            2,000            39.7375
                    2/02/96              500-           40.2500
                    1/31/96            1,000            39.3750



PREFERRED CONVERTIBLE STOCK-HUDSON GENL CVT BOND

GAMCO INVESTORS, INC.

                    1/29/96               15-             *DO








(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.



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